UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2016

FREQUENCY ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8061	11-1986657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Charles Lindbergh Blvd., Mitchel Field, NY	11553
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 794-4500

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On December 15, 2016, Frequency Electronics, Inc., a Delaware corporation (the “Company”), and JPMorgan Chase Bank, N.A. (“JPM”), entered into a Waiver and Amendment to Revolving Credit Facility (the “Agreement”), which amended the Credit Facility Agreement between the Company and JPM, dated as of June 6, 2013 (the “Credit Agreement”). Under the terms of the Agreement, a “Loan Restructuring Period,” will commence as of the effective date of the Agreement, during which time the parties will restructure and revise the terms of the Credit Agreement, and the Company’s existing defaults under the Credit Agreement will be waived until the earlier of (i) the completion of the restructuring and revision of the terms of the Credit Agreement or (ii) February 15, 2017. This description is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Waiver and Amendment to Revolving Credit Facility, dated as of December 15, 2016, between Frequency Electronics, Inc. and JPMorgan Chase Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2016	FREQUENCY ELECTRONICS, INC. By: /s/ Steven Bernstein Name: Steven Bernstein Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Waiver and Amendment to Revolving Credit Facility, dated as of December 15, 2016, between Frequency Electronics, Inc. and JPMorgan Chase Bank, N.A.